Exhibit 10.10

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT

AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “First Amendment”) is entered into as of October 15, 2008 between James Cowan (the “Executive”)and Santa Lucia Bank, a banking company organized under the laws of California, (the “Bank”) located in Atascadero, California.

WHEREAS, the Executive and the Bank entered into the Amended and Restated Employment Agreement (the “Agreement”) dated December 15, 2006;

WHEREAS, the Executive and the Bank previously amended the Life Insurance Endorsement Method Split Dollar Plan and in consideration of such amendment have agreed to amend the Agreement to provide additional benefits to Executive;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereto agree as follows:

9.                                       Paragraph 8(e) of the Agreement is amended and restated in its entirety to read as follows:

8(e)                            Change in Control. Concurrent with a Change in Control, the Bank shall pay to Executive a lump sum payment equal to 2 times the amount of the Total Salary paid to Executive.  Such lump sum shall be paid concurrent with the Change in Control.  In addition, should the acquiring company choose to surrender the life insurance policy maintained by the Bank under Executive’s Life Insurance Endorsement Method Split Dollar Plan Agreement without replacing it or the policy otherwise ceases to exist prior to the death of Executive, Santa Lucia Bank or the acquiring company shall pay to Executive Two Hundred Forty Thousand ($240,000.00).  The obligations set forth in the preceding sentence shall survive any termination of this Agreement.

10.                                 Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

11.                                This First Amendment may be entered into in one or more counterparts, all of which shall be considered one and the same instrument, and it shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.                                 Except as expressly modified herein, the terms of the Agreement are confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

Attest:	Bank:

Santa Lucia Bank

/s/ John C. Hansen	/s/ Larry H. Putnam
Witness	Name: Larry H. Putnam
Title: CEO

Executive:

/s/ John C. Hansen	/s/ James Cowan
Witness	James Cowan